UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 20, 2026

SURF AIR MOBILITY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41759	36-5025592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12111 S. Crenshaw Blvd.

Hawthorne, CA 90250

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:

(424) 332-5480

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Each Exchange on Which Registered:
Common stock, par value $0.0001 per share	SRFM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Registered Direct Offering

On April 20, 2026, Surf Air Mobility, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with LamVen LLC (“LamVen”), an existing investor, and another institutional investor, relating to the offering and sale in a registered direct offering (the “Offering”) of an aggregate of 13,318,181 shares (the “Investor Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) at an offering price of $1.10 per share. In addition, certain of the Company’s directors and officers have agreed to purchase 257,353 shares of Common Stock in the Offering (the “D&O Shares” and, together with the Investor Shares, the “Shares”) at an offering price of $1.36 per share, which was the official closing price on the New York Stock Exchange (“NYSE”) on April 17, 2026. The Offering closed on April 21, 2026 (the “Closing Date”). A.G.P./Alliance Global Partners is acting as financial advisor (the “Financial Advisor”).

The Company expects to receive gross proceeds from the Offering in the aggregate amount of approximately $15 million before deducting Financial Advisor’s fees and other estimated Offering expenses. As of April 17, 2026, the Company had 84,315,976 shares of Common Stock outstanding.

The Shares were sold to the purchasers in the offering pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-291485), including a base prospectus, initially filed with the Securities and Exchange Commission (the “Commission”) on November 13, 2025, as amended on November 17, 2025, and declared effective on November 19, 2025. A prospectus supplement relating to the Offering was filed with the Commission (the “Prospectus Supplement”).

The Purchase Agreement contains customary representations, warranties and agreements by the Company and customary conditions for closing. In addition, until 30 days after the Closing Date (the “Restricted Period”), the Company and any of its subsidiaries shall not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Common Stock or Common Stock equivalents, nor shall it file any registration statement or any amendment or supplement thereto, other than a registration statement on Form S-8 with respect to a shareholder approved equity incentive plan or the Prospectus Supplement.

The Company notes that the representations, warranties and covenants made by the Company in any agreement that is filed as an exhibit to any document that is incorporated by reference in the Prospectus Supplement or the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to or in favor of any stockholder or potential stockholder of the Company other than the parties thereto. In addition, the assertions embodied in any representations, warranties and covenants contained in such agreements may be subject to qualifications with respect to knowledge and materiality different from those applicable to security holders generally. Moreover, such representations, warranties or covenants were accurate only as of the date when made, except where expressly stated otherwise. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of the Company’s affairs at any time.

The Prospectus Supplement relating to the Offering was filed with the Commission and is available on the Commission’s web site at http://www.sec.gov.

An opinion of Cleary Gottlieb Steen & Hamilton LLP regarding the validity of the Shares is filed as Exhibit 5.1.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy, and the Shares cannot be sold in any state or jurisdiction in which this offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any state or jurisdiction. Any offer will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Title or Description
5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP
10.1	Form of Securities Purchase Agreement
23.1	Consent of Cleary Gottlieb Steen & Hamilton LLP (contained in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SURF AIR MOBILITY INC.

Date: April 21, 2026	By:	/s/ Deanna White
	Name:	Deanna White
	Title:	Chief Executive Officer